UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2008

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On March 5, 2008, Regal Entertainment Group (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as the representative of the initial purchasers named on Schedule A thereto (the “Initial Purchasers”), with respect to the Company’s issuance and sale of $190.0 million in aggregate principal amount of the Company’s 6.25% Convertible Senior Notes due 2011 (the “Notes”). The Purchase Agreement also granted the Initial Purchasers over-allotment options to purchase up to an additional $20.0 million aggregate principal amount of the Notes.

The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $184.2 million ($203.7 million if over-allotment options exercised in full). The Company used approximately $6.3 million of the net proceeds of the offering to pay the net cost of the convertible note hedge and warrant transactions described under “Convertible Note Hedge and Warrant Transactions” below. The Company intends to use the remaining net proceeds from the offering for general corporate purposes, including the repurchase of all or a portion of the Company’s outstanding 3¾% Convertible Senior Notes due 2008 (the “3¾% Notes”), or the repayment of the principal amount of those notes at maturity. The Company may acquire its 3¾% Notes through open market purchases, privately negotiated transactions or conversions. As of March 10, 2008, the Company had repurchased 3¾% Notes with a face value of $90.0 million, and had $33.7 million of its 3¾% Notes outstanding.  The Company expects to incur a loss on debt extinguishment related to the repurchase of its 3¾% Notes of $50.0 to $55.0 million.

The Company expects that holders of the 3¾% Notes from whom the Company may repurchase such notes (which holders will include one or more of the initial purchasers) may have outstanding short hedge positions in the Company’s Class A common stock relating to the 3¾% Notes. Upon repurchase, the Company expects that such holders will unwind or offset those hedge positions by purchasing Class A common stock in secondary market transactions, including purchases in the open market, and/or entering into various derivative transactions with respect to the Company’s Class A common stock at the time of the pricing of the Notes offered hereby or shortly thereafter. These activities could have the effect of increasing, or preventing a decline in, the price of the Company’s Class A common stock concurrently with or shortly after the pricing of the Notes.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Note Hedge and Warrant Transactions

Concurrently with the pricing of the Notes, the Company entered into a convertible note hedge transaction with respect to its Class A common stock (the “Purchased Options”), with an affiliate of Credit Suisse Securities (USA) LLC (the “Option Counterparty”). The Purchased Options cover, subject to anti-dilution adjustments substantially identical to those in the Notes, 8,248,812 shares of the Company’s Class A common stock. If the Initial Purchasers exercise their over-allotment option to purchase additional Notes, the Company expects to use a portion of the net proceeds from the sale of the additional Notes to increase the size of the convertible note hedge transaction with the Option Counterparty.

The Purchased Options are intended to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of the Company’s Class A common stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes. The convertible note hedge transaction is a separate transaction, entered into by the Company with the Option Counterparty, and is not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

Separately and concurrently with the pricing of the Notes, the Company entered into a warrant transaction whereby the Company sold to the Option Counterparty warrants to acquire, subject to anti-dilution adjustments, up to 8,248,812 shares of the Company’s Class A common stock (the “Sold Warrants”). The Sold Warrants expire after the Purchased Options. If the Initial Purchasers exercise their over-allotment option to purchase additional Notes, the Company may sell additional warrants to the Option Counterparty.

If the market value per share of the Company’s Class A common stock, as measured under the Sold Warrants, exceeds the strike price of the Sold Warrants, the Sold Warrants will have a dilutive effect on the Company’s earnings per share. The warrant transaction is a separate transaction, entered into by the Company with the Option Counterparty, and is not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Sold Warrants.

Indenture

On March 10, 2008, $190.0 million in aggregate principal amount of the Notes were sold to the Initial Purchasers at a price of $1,000 per Note, less an Initial Purchasers’ discount. The Notes are to be resold by the Initial Purchasers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are governed by an indenture, dated as of March 10, 2008 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 6.25% per year, payable semiannually in arrears in cash on March 15 and September 15 of each year, commencing on September 15, 2008. The Notes will mature on March 15, 2011.

The Notes will be convertible, at the holder’s option, into shares of the Company’s Class A common stock at a conversion rate of 43.4148 shares per $1,000 principal amount of Notes (which represents a conversion price of approximately $23.03 per share), subject to adjustment in certain circumstances. On or after December 15, 2010, the Notes are convertible at any time before the maturity date. The Notes are convertible prior to December 15, 2010, only if (1) during any calendar quarter after June 30, 2008, the last reported sale price of the Company’s Class A common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price, (2) during the five consecutive business-day period following any ten consecutive trading-day period in which the trading price per $1,000 principal amount of Notes was less than 95% of the product of the last reported sale price per share of Class A common stock and the conversion rate for each day of the ten trading-day measurement period, or (3) during specified periods if specified distributions to holders of the Company’s common stock are made or specified corporate transactions occur.

Upon conversion, the Company will have the right to deliver, in lieu of shares of the Company’s Class A common stock, cash or a combination of cash and shares of the Company’s Class A common stock. The Company initially has elected to settle its conversion obligation through net share settlement (as defined in the Indenture).

Holders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a Note, except in limited circumstances. Instead, interest will be deemed paid in full rather than cancelled, extinguished or forfeited.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.

The Notes are the Company’s senior unsecured obligations that rank on parity with all of the Company’s existing and future senior unsecured indebtedness and prior to all of the Company’s subordinated indebtedness. The Notes will be effectively subordinated to all of the Company’s future secured indebtedness to the extent of the assets securing that indebtedness and to any indebtedness and other liabilities of the Company’s subsidiaries. None of the Company’s subsidiaries will guarantee any of the Company’s obligations with respect to the Notes.

The Indenture contains customary terms and covenants that upon certain events of default the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay when due any principal amount on any Note; failure to deliver shares of Class A common stock or any cash settlement amount upon conversion of the Notes as required; failure to pay interest on any Note when due if such failure continues for 30 days; failure to perform any other covenant required of the Company in the Indenture if such failure continues for 60 days after written notice; failure to pay the repurchase price pursuant to the Indenture of any Note when due; failure to provide timely notice of a fundamental change; failure to pay any indebtedness borrowed by the Company or one of its significant subsidiaries in an outstanding principal amount in excess of $25 million at final maturity or upon acceleration, if such default is not discharged or otherwise cured or rescinded within 30 days after written notice; and certain events in bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers may then resell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.  To the extent that any shares of Class A common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and issuance of shares of Class A common stock.

Also on March 5, 2008, as further described under “Convertible Note Hedge and Warrant Transactions” in Item 1.01 above, the Company agreed to sell warrants to acquire, in the aggregate and subject to customary anti-dilution adjustments, 8,248,812 shares of Class A common stock, and up to an additional 868,296 shares of Class A common stock if the Initial Purchasers’ over-allotment option is exercised in full, at an exercise price of $25.3760 per share of Class A common stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1

Indenture, dated March 10, 2008, by and between Regal Entertainment Group and U.S. Bank National Association, including the form of 6.25% Convertible Senior Note due 2011 (included as Exhibit A to the Indenture)

10.1	Purchase Agreement, dated March 5, 2006, among Regal Entertainment Group and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers listed on Schedule A thereto

10.2	Confirmation of Convertible Note Hedge, dated as of March 5, 2008, by and between Regal Entertainment Group and Credit Suisse Capital LLC

10.3	Confirmation of Convertible Note Warrant Transaction, dated as of March 5, 2008, by and between Regal Entertainment Group and Credit Suisse Capital LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 10, 2008	By:	/s/ AMY E. MILES
	Name:	Amy E. Miles
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated March 10, 2008, by and between Regal Entertainment Group and U.S. Bank National Association, including the form of 6.25% Convertible Senior Note due 2011 (included as Exhibit A to the Indenture)

10.1	Purchase Agreement, dated March 5, 2006, among Regal Entertainment Group and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers listed on Schedule A thereto

10.2	Confirmation of Convertible Note Hedge, dated as of March 5, 2008, by and between Regal Entertainment Group and Credit Suisse Capital LLC

10.3	Confirmation of Convertible Note Warrant Transaction, dated as of March 5, 2008, by and between Regal Entertainment Group and Credit Suisse Capital LLC